Exhibit 99

Velocity Financial, Inc. Reports Third Quarter 2023 Results

Third Quarter Highlights:

  Net income of $12.1 million, up 21.1% from $10.0 million for 3Q22. Diluted EPS of $0.35, up $0.06 from $0.29 per share for 3Q22
  Core net income(1) of $12.9 million, up 29.4% from $10.0 million for 3Q22. Core diluted EPS(1) of $0.37, up $0.08 from $0.29 per share for 3Q22
  Loan production of $290.6 million in UPB, a 12.3% increase from 2Q23 and a decrease of 36.5% from 3Q22
    October loan production of $130.8 million with an 11.2% weighted average coupon (WAC), our strongest monthly volume level in 12 months
  Total loan portfolio of $3.9 billion in UPB, an increase of 12.9% from September 30, 2022
  Nonperforming loans as a percentage of Held for Investment (HFI) loans was 10.1%, essentially flat Q/Q and an increase from 7.4% as of September 30, 2022
  Resolutions of nonperforming loans (NPL) and real estate owned (REO) totaled
  $65.7 million in UPB,
    Realizing gains of $1.2 million or 101.8% of UPB resolved
  Portfolio net interest margin (NIM) of 3.34%, up 10 bps Q/Q and down 25 bps from 3.59% for 3Q22
  Initiated hedging strategies for new production to offset recent Treasury yield moves
  Completed two securitizations - VCC 2023-3 totaling $234.7 million and the VCC 2023-RTL1 totaling $81.6 million of securities issued
  Liquidity(2) of $60.3 million as of September 30, 2023
  Book value per common share of $13.00 as of September 30, 2023, an increase from $11.61 as of September 30, 2022

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--November 2, 2023--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $12.1 million and core net income of $12.9 million for 3Q23, compared to net income and core net income of $10.0 million for 3Q22. Earnings and core earnings per diluted share were $0.35 and $0.37, respectively, for 3Q23, compared to $0.29 and $0.29 for 3Q22.

“Velocity’s differentiated business model and portfolio management strategies delivered another strong quarter for shareholders,” said Chris Farrar, President and CEO. “Our third quarter results continued to build upon our momentum from the first half of 2023, with sequential quarter production volume increases and higher portfolio interest income resulting from continued portfolio growth. We also successfully increased the coupon on production volumes again this quarter while capitalizing on the continued tightening of credit from regulated lenders. The result was higher net interest margin growth from 2Q23 and growth in non-interest-related origination income that delivered solid net income and return on equity this quarter. We also remain focused on opportunities to expand Velocity’s franchise by growing market share in our core lending business in addition to exploring opportunities to expand into other established loan products where we can leverage our lending expertise and existing infrastructure as a competitive advantage.”

(1)	Core income and Core EPS are non-GAAP measures that exclude nonrecurring and unusual activities from GAAP net income.
(2)	Liquidity includes unrestricted cash reserves of $29.4 million and available liquidity in unfinanced loans of $30.9 million.
Third Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	3Q 2023	3Q 2022	$ Variance	% Variance
Pretax income	$ 17,239	$ 14,049	$ 3,190	23%
Net income	$ 12,086	$ 9,983	$ 2,103	21%
Diluted earnings per share	$ 0.35	$ 0.29	$ 0.06	19%
Core net income(a)	$ 12,918	$ 9,983	$ 2,935	29%
Core diluted earnings per share(a)	$ 0.37	$ 0.29	$ 0.08	27%
Pretax return on equity	16.82%	15.26%	n.a.	10%
Core pretax return on equity(a)	17.89%	15.26%	n.a.	17%
Net interest margin - portfolio	3.34%	3.59%	n.a.	(7)%
Net interest margin - total company	2.90%	3.09%	n.a.	(6)%
Average common equity	$ 409,954	$ 368,270	$ 41,685	11%
(a)	Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.
n.a.- not applicable

Discussion of results:

  Net income in 3Q23 was $12.1 million, compared to $10.0 million for 3Q22
    Driven by higher net interest income resulting from continued strong portfolio growth and fair value gains on securitizations, partially offset by unrealized losses on FVO loans and securitization issuance costs from closing two securitizations in the quarter
  Core net income(1) was $12.9 million, compared to $10.0 million for 3Q22
    Core adjustments included equity incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP)
  Portfolio NIM in 3Q23 was 3.34%, compared to 3.59% for 3Q22, a 6.9% Y/Y decrease resulting from increased funding costs that have been mainly offset by rising portfolio yields from higher loan coupons on recent loan production
  The GAAP pretax return on equity was 16.8% for 3Q23, compared to 15.3% for 3Q22

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	3Q 2023	3Q 2022	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$ 2,120	$ 1,777	$ 343	19%
Mixed Use	457	432	25	6%
Multi-Family	305	297	8	3%
Retail	328	304	24	8%
Warehouse	247	228	19	8%
All Other	401	379	22	6%
Total	$ 3,858	$ 3,416	$ 441	13%
Held for Sale
Multi-Family	$ 7	$ 17	$ (10)	(60)%
Warehouse	11	-	11	n.m.
All Other	1	-	1	n.m.
Total Managed Loan Portfolio UPB	$ 3,877	$ 3,433	$ 444	13%
Key loan portfolio metrics:
Total loan count	9,953	8,476
Weighted average loan to value	68.0%	68.7%
Weighted average coupon	8.63%	7.71%
Weighted average total portfolio yield	8.38%	7.88%
Weighted average portfolio debt cost	5.63%	4.81%
n.m. - non meaningful

Discussion of results:

  Velocity’s total loan portfolio was $3.9 billion in UPB as of September 30, 2023, an increase of 12.9% from $3.4 billion in UPB as of September 30, 2022
    Primarily driven by 19.3% Y/Y growth in loans collateralized by Investor 1-4 Rental properties and a combined 8.7% Y/Y growth in Multifamily and Mixed Use properties
    Approximately 75% of the loans in Velocity’s HFI portfolio are collateralized by properties that have a housing component (Investor 1-4 Rental, Multifamily, and Mixed Use)
    Loan prepayments totaled $104.5 million, a decrease of 1.0% Q/Q and 6.0% Y/Y
  The UPB of Fair Value (FVO) loans was $936.6 million, or 24.3% of total HFI loans, as of September 30, 2023, an increase from $0.9 million in UPB, or 0.03% as of
  September 30, 2022
    The company elected fair value accounting treatment for new loan originations effective October 1, 2022
  The weighted average portfolio loan-to-value ratio was 68.0% as of
  September 30, 2023, a modest decrease from 68.7% as of September 30, 2022, and consistent with the five-quarter trailing average of 68.2%
  The weighted average total portfolio yield was 8.38% for 3Q23, an increase of 50 bps from 3Q22, driven by an average 92 bps increase in loan coupons from 3Q22
  Portfolio-related debt cost for 3Q23 was 5.63%, an increase of 82 bps from 3Q22, driven by higher interest rates on securitization and warehouse financing

LOAN PRODUCTION VOLUMES
($ in millions)	3Q 2023	3Q 2022	$ Variance	% Variance
Investor 1-4 Rental	$ 154	$ 278	$ (124)	(44)%
Traditional Commercial	98	133	(36)	(27)%
Short-term loans	39	46	(7)	(16)%
Total loan production	$ 291	$ 457	$ (167)	(36)%

Acquisitions	$ -	$ 10

Discussion of results:

  Loan production in 3Q23 totaled $290.6 million in UPB, a 36.5% decrease from
  $457.3 million in UPB in 3Q22
    Driven by higher interest rates and strong real estate price appreciation. On a Q/Q basis, production volume rose 12.3% from 2Q23.
  The weighted average coupon (WAC) on 3Q23 HFI loan production was 11.1%, an increase of 189 bps from 3Q22
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	3Q 2023	3Q 2022	$ Variance	% Variance
Nonperforming loans(a)	$ 387,725	$ 253,341	$ 134,384	53%
Average Nonperforming Loans	$ 351,848	$ 249,297	$ 102,551	41%
Nonperforming loans % total HFI Loans	10%	7%	n.a.	36%
Total Charge Offs	$ 95.2	$ 155.2	$ (60)	(39)%
Charge-offs as a % of Avg. Nonperforming Loans(b)	0.11%	0.25%	n.a.	(57)%
Loan Loss Reserve	$ 4,684.8	$ 5,330	$ (645)	(12)%
(a)	Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b)	Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.
n.a.- not applicable

Discussion of results:

  Nonperforming loans (NPL) totaled $387.7 million in UPB as of September 30, 2023, or 10.1% of loans HFI, compared to $253.3 million and 7.4%, respectively, as of
  September 30, 2022
    NPL growth in 3Q23 was driven by the legacy amortized cost portfolio and the Company’s collection philosophy that places loans in foreclosure quickly for early delinquencies
  Charge-offs in 2Q23 totaled $95.2 thousand, compared to $155.2 thousand in 3Q22
    The trailing five-quarter charge-off average was $290.3 thousand
  The loan loss reserve totaled $4.7 million as of September 30, 2023, a 12.1% decrease from
  $5.3 million as of September 30, 2022
    Resulting from the continued run-off of the amortized cost HFI loan portfolio
    Loans carried at fair value are not subject to a CECL reserve

NET REVENUES
($ in thousands)	3Q 2023	3Q 2022	$ Variance	% Variance
Interest income	$ 79,088	$ 63,419	$ 15,669	25%
Interest expense - portfolio related	(47,583)	(34,561)	(13,022)	38%
Net Interest Income - portfolio related	31,505	28,858	2,647	9%
Interest expense - corporate debt	(4,138)	(4,011)	(127)	3%
Net Interest Income	$ 27,367	$ 24,847	$ 2,520	10%
Loan loss provision	(154)	(580)	427	(74)%
Gain on disposition of loans	3,606	399	3,207	803%
Unrealized (loss) gain on fair value loans	(1,284)	453	(1,737)	(383)%
Unrealized gain (loss) on fair value of securitized debt	9,692	-	9,692	n.m.
Origination income	3,323	518	2,805	541%
Bank interest income	1,342	-	1,342	n.m.
Other operating income (expense)	681	1,656	(976)	(59)%
Total Other operating income (expense)	$ 17,360	$ 3,027	$ 14,333	473%
Net Revenue	$ 44,573	$ 27,294	$ 17,279	63%
n.m. - non meaningful

Discussion of results:

  Net Revenue in 3Q23 was $44.6 million, an increase of 63.3% compared to $27.3 million for 3Q22
  Total net interest income, including corporate debt interest expense, was $27.4 million for 3Q23, a 10.1% increase from $24.8 million for 3Q22
    Portfolio net Interest income was $31.5 million for 3Q23, an increase of 9.2% from 3Q22 resulting from a $15.7 million increase in interest income, partially offset by $13.0 million of interest expense growth
  Total other operating income includes gains on the disposition of loans, unrealized gains/(losses) on fair value loans and securitized debt, origination fee income, bank interest income on deposits, and other operating income, and totaled $17.4 million for 3Q23 compared to $3.0 million for 3Q22
    Gain on disposition of loans totaled $3.6 million for 3Q23, resulting from loans transferred to REO
    Unrealized losses on the fair value of loans totaled $(1.3) million for 3Q23, primarily driven by the impact of higher long-term interest rates on the existing FVO portfolio, partially offset by gains on 3Q23 new production
    Unrealized gains on the fair value of securitized debt totaled $9.7 million for 3Q23, driven by an increase in long-term rates as of September 30, 2023
    Origination income totaled $3.3 million, resulting from fee income realized on loans originated in 3Q23

OPERATING EXPENSES
($ in thousands)	3Q 2023	3Q 2022	$ Variance	% Variance
Compensation and employee benefits	$ 12,523	$ 6,788	$ 5,735	84%
Origination (income)/expense	273	209	64	31%
Securitization expenses	4,930	-	4,930	n.m.
Rent and occupancy	472	445	27	6%
Loan servicing	4,901	3,314	1,587	48%
Professional fees	854	664	190	29%
Real estate owned, net	1,239	(195)	1,434	n.m.
Other expenses	2,142	2,020	122	6%
Total operating expenses	$ 27,334	$ 13,245	$ 14,089	106%
n.m. - non meaningful

Discussion of results:

  Operating expenses totaled $27.3 million for 3Q23, an increase of 106.4% from 3Q22. The variance to prior year was higher compensation expense and securitization expenses, driven by impacts attributable to our fair value accounting elections and portfolio growth.
    Compensation expense totaled $12.5 million, compared to $6.8 million for 3Q22.
      In 3Q23, compensation expense related to loan originations was expensed as incurred under fair value accounting rather than deferred over the life of the loan under amortized cost accounting for 3Q22.
      Compensation growth was driven, to a lesser extent, by hires of business development executives, sales account executives and operational staff
    Securitization expenses totaled $4.9 million, resulting from the issuance of the VCC 2023-3 and VCC 2023-RTL1 securitizations during the quarter. Securitization issuance costs are now expensed under fair value accounting and were deferred in 3Q22.
    Loan servicing expense totaled $4.9 million, a 47.9% increase from $3.3 million for 3Q22, driven by the increase in our loan portfolio and delinquent assets

SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	9/30/2023	W.A. Rate	9/30/2022	W.A. Rate
2016-1 Trust	319,809	$ -	0.00%	$ 24,356	8.10%
2017-2 Trust	245,601	48,206	3.95%	61,224	3.75%
2018-1 Trust	176,816	35,010	3.99%	46,795	3.99%
2018-2 Trust	307,988	80,409	4.43%	99,151	4.49%
2019-1 Trust	235,580	79,215	4.06%	97,620	4.12%
2019-2 Trust	207,020	69,216	3.40%	90,165	3.39%
2019-3 Trust	154,419	60,482	3.29%	75,366	3.22%
2020-1 Trust	248,700	110,958	2.89%	141,423	2.87%
2020-2 Trust	96,352	49,528	4.59%	63,060	4.62%
2021-1 Trust	251,301	176,529	1.76%	206,026	1.74%
2021-2 Trust	194,918	149,431	2.02%	177,993	2.02%
2021-3 Trust	204,205	161,467	2.47%	190,073	2.45%
2021-4 Trust	319,116	250,941	3.24%	282,567	3.18%
2022-1 Trust	273,594	240,733	3.94%	260,454	3.93%
2022-2 Trust	241,388	221,631	5.08%	236,918	5.09%
2022-MC1 Trust	84,967	35,677	6.90%	60,872	6.88%
2022-3 Trust	296,323	262,308	5.71%	285,847	5.64%
2022-4 Trust	308,357	283,270	6.23%	306,365	6.24%
2022-5 Trust	188,754	171,183	7.05%
2023-1 Trust	198,715	181,006	7.01%
2023-1R Trust	64,833	60,515	7.69%
2023-2 Trust	202,210	194,955	7.19%
2023-RTL1 Trust	81,608	81,608	8.23%
2023-3 Trust	234,741	232,802	7.80%
	$ 5,137,315	$ 3,237,080	5.01%	$ 2,706,275	4.05%

Discussion of results

The company completed two securitizations during 3Q23 totaling $316.3 million of securities issued.

  The VCC 2023-3 securitization totaled $234.7 million of securities issued in August, comprised of long-term business-purpose loans
  Collapsed the 2016-1 Trust, retiring older, higher cost debt
  The VCC 2023-RTL1 securitization totaled $81.6 million of securities issued in August, comprised of short-term interest only business-purpose loans. The RTL1 transaction is Velocity’s first securitization collateralized entirely by short-term loans. Velocity also has the option to replace loans that payoff with new loans up to the original issued balance for 18 months from issuance.
  The weighted average rate on Velocity’s outstanding securitizations was 5.01% as of September 30, 2023, an increase of 96 bps from September 30, 2022

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	THIRD QUARTER 2023		THIRD QUARTER 2022
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 20,668	$ 758	$ 16,175	$ 967
Paid current	26,950	206	11,410	182
REO sold	6,341	162	3,171	250
Total resolutions	$ 53,959	$ 1,126	$ 30,756	$ 1,399

Resolutions as a % of nonperforming UPB		102.1%		104.5%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	THIRD QUARTER 2023		THIRD QUARTER 2022
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 2,967	$ 38	$ 8,691	$ 396
Paid current	6,292	-	2,075	-
REO sold	2,434	(11)	3,672	865
Total resolutions	$ 11,693	$ 27	$ 14,438	$ 1,261

Resolutions as a % of nonperforming UPB		100.2%		108.7%

Grand total resolutions	$ 65,652	$ 1,153	$ 45,194	$ 2,660

Grand total resolutions as a % of nonperforming UPB		101.8%		105.9%

Discussion of results:

  NPL resolution totaled 65.7 million in UPB, realizing 101.8% of UPB resolved compared to $45.2 million in UPB and realization of 105.9% of UPB resolved for 3Q22
  3Q23 NPL resolutions represented 17.7% of nonperforming loan UPB as of June 30, 2023
  The UPB of loan resolutions in 3Q23 was higher than the recent five-quarter resolution average of $45.0 million in UPB

Velocity’s executive management team will host a conference call and webcast to review 3Q23 financial results on November 2nd, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing

F1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on November 30, 2023, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #3150552. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 19 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) the continued conflict in Ukraine and (7) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, LLC
Consolidated Statements of Financial Condition

	Quarter Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	Unaudited	Unaudited	Unaudited	Audited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$ 29,393	$ 33,987	$ 39,397	$ 45,248	$ 26,372
Restricted cash	17,703	16,786	16,636	16,808	14,533
Loans held for sale, at fair value	19,536	-	18,081	-	16,569
Loans held for investment, at fair value	951,990	705,330	450,732	276,095	926
Loans held for investment	2,945,840	3,057,940	3,169,280	3,272,390	3,445,563
Total loans, net	3,917,366	3,763,270	3,638,093	3,548,485	3,463,058
Accrued interest receivables	24,756	22,602	20,931	20,463	18,333
Receivables due from servicers	70,139	63,896	64,133	65,644	66,992
Other receivables	236	1,306	2,188	1,075	1,962
Real estate owned, net	29,299	20,388	21,778	13,325	13,188
Property and equipment, net	2,861	3,023	3,209	3,356	3,495
Deferred tax asset	705	1,878	2,543	5,033	4,337
Mortgage Servicing Rights, at fair value	9,786	9,445	9,143	9,238	9,868
Derivative assets	1,261	-	-	-	-
Goodwill	6,775	6,775	6,775	6,775	6,775
Other assets	7,028	7,789	12,268	13,525	18,453
Total Assets	$ 4,117,308	$ 3,951,145	$ 3,837,094	$ 3,748,975	$ 3,647,366

Liabilities and members' equity
Accounts payable and accrued expenses	$ 97,869	$ 95,344	$ 84,976	$ 91,525	$ 75,150
Secured financing, net	210,774	210,464	210,155	209,846	209,537
Securitized debt, net	2,504,334	2,622,547	2,657,469	2,736,290	2,651,895
Securitized debt, at fair value	669,139	381,799	194,941	-	-
Warehouse & repurchase facilities	215,176	235,749	298,313	330,814	340,050
Total Liabilities	3,697,292	3,545,903	3,445,854	3,368,475	3,276,632

Stockholders' Equity
Stockholders' equity	416,398	401,707	387,624	376,811	366,810
Noncontrolling interest in subsidiary	3,618	3,535	3,616	3,689	3,924
Total equity	420,016	405,242	391,240	380,500	370,734
Total Liabilities and members' equity	$ 4,117,308	$ 3,951,145	$ 3,837,094	$ 3,748,975	$ 3,647,366

Book value per share	$ 13.00	$ 12.57	$ 12.18	$ 11.89	$ 11.61

Shares outstanding	32,314(1)	32,239(2)	32,112(3)	31,996(4)	31,922(5)
(1)	Based on 32,313,744 common shares outstanding as of September 30, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 589,634.
(2)	Based on 32,238,715 common shares outstanding as of June 30, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 502,913.
(3)	Based on 32,111,906 common shares outstanding as of March 31, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 490,526.
(4)	Based on 31,955,730 common shares outstanding as of December 31, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.
(5)	Based on 31,921,721 common shares outstanding as of September 30, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.

Velocity Financial, LLC
Consolidated Statements of Income (Quarters)

	Quarter Ended
($ in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	Unaudited	Unaudited	Unaudited	Audited	Unaudited
Revenues
Interest income	$ 79,088	$ 74,897	$ 70,521	$ 65,632	$ 63,419
Interest expense - portfolio related	47,583	45,451	42,029	40,854	34,561
Net interest income - portfolio related	31,505	29,446	28,492	24,778	28,858
Interest expense - corporate debt	4,138	4,139	4,139	4,139	4,011
Net interest income	27,367	25,307	24,353	20,639	24,847
Provision for loan losses	154	298	636	(437)	580
Net interest income after provision for loan losses	27,213	25,009	23,717	21,076	24,267
Other operating income
Gain on disposition of loans	3,606	1,237	1,913	391	399
Unrealized gain on fair value loans	(1,284)	2,413	7,354	7,795	453
Unrealized gain (loss) on fair value securitizations	9,692	5,560	(170)	-	-
Origination income	3,323	2,735	2,411	3,521	518
Bank interest income	1,342	1,188	948	-	0
Other income (expense)	681	903	386	(288)	1,656
Total other operating income	17,360	14,036	12,842	11,419	3,027
Net revenue	44,573	39,046	36,560	32,495	27,294

Operating expenses
Compensation and employee benefits	12,523	10,670	10,008	11,793	6,788
Origination expenses	273	123	(50)	1,328	209
Securitizations expenses	4,930	2,699	2,584	-	-
Rent and occupancy	472	458	446	435	445
Loan servicing	4,901	4,267	3,828	3,244	3,314
Professional fees	854	1,056	955	1,091	664
Real estate owned, net	1,239	1,018	1,829	552	(195)
Other operating expenses	2,142	1,931	2,202	2,360	2,020
Total operating expenses	27,334	22,222	21,802	20,804	13,245
Income before income taxes	17,239	16,824	14,757	11,692	14,049
Income tax expense	5,070	4,602	4,021	3,465	3,759
Net income	12,169	12,222	10,736	8,227	10,290
Net income attributable to noncontrolling interest	83	39	87	(235)	307
Net income attributable to Velocity Financial, Inc.	12,086	12,183	10,649	8,462	9,983
Less undistributed earnings attributable to participating securities	183	185	160	127	152
Net earnings attributable to common shareholders	$ 11,903	$ 11,998	$ 10,489	$ 8,335	$ 9,831

Basic earnings (loss) per share	$ 0.37	$ 0.37	$ 0.33	$ 0.26	$ 0.31

Diluted earnings (loss) per common share	$ 0.35	$ 0.36	$ 0.31	$ 0.25	$ 0.29

Basic weighted average common shares outstanding	32,275	32,122	32,098	31,923	31,922

Diluted weighted average common shares outstanding	34,731	34,140	34,052	34,063	34,199

Velocity Financial, Inc.
Net Interest Margin — Portfolio Related and Total Company
(Unaudited)

	Quarter Ended September 30, 2023			Quarter Ended June 30, 2023			Quarter Ended September 30, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$ 3,170			$ 3,477			$ 176
Loans held for investment	3,770,460			3,634,093			3,217,264
Total loans	$ 3,773,631	$ 79,088	8.38%	$ 3,637,570	$ 74,897	8.24%	$ 3,217,440	$ 63,419	7.88%

Debt:
Warehouse and repurchase facilities	$ 192,855	4,943	10.25%	$ 238,027	5,910	9.93%	$ 226,660	3,798	6.70%
Securitizations	3,186,756	42,640	5.35%	3,020,624	39,541	5.24%	2,644,489	30,763	4.65%
Total debt - portfolio related	3,379,610	47,583	5.63%	3,258,651	45,451	5.58%	2,871,149	34,561	4.81%
Corporate debt	215,000	4,138	7.70%	215,000	4,139	7.70%	215,000	4,011	7.46%
Total debt	$ 3,594,610	$ 51,721	5.76%	$ 3,473,651	$ 49,590	5.71%	$ 3,086,149	$ 38,572	5.00%

Net interest spread - portfolio related (2)			2.75%			2.66%			3.07%
Net interest margin - portfolio related			3.34%			3.24%			3.59%

Net interest spread - total company (3)			2.63%			2.53%			2.88%
Net interest margin - total company			2.90%			2.78%			3.09%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt."
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt."

Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)
Quarters:
Core Net Income
	Quarter Ended
($ in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022

Net Income	$ 12,086	$ 12,183	$ 10,649	$ 8,462	$ 9,983
Equity award & ESPP costs	832	745	728	656	-
Core Net Income	$ 12,918	$ 12,928	$ 11,376	$ 9,118	$ 9,983
Diluted weighted average common shares outstanding	34,731	34,140	34,052	34,063	34,199
Core diluted earnings per share	$ 0.37	$ 0.38	$ 0.33	$ 0.27	$ 0.29

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708